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                                                                    EXHIBIT 32.1

          STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. ss. 1350

         I, David N. Ruckert, the chief executive officer of Fiberstars, Inc. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

                  (i) the Annual Report of the Company on Form 10-K for the year ended December 31, 2003 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

                  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                        /s/ David N. Ruckert
                                        -----------------------------------
                                        David N. Ruckert
                                        March 30, 2004


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.